Healthcare Management Consulting • Project Development • Ventures

February 5, 2004

Mr. John T. Casey
President and CEO
MedCath Corporation
10720 Sikes Place, Suite 300
Charlotte, NC 28277

Re:  Addendum to Engagement Letter dated 10/30/03

Dear John:

You recently requested that SSB provide you with an Addendum letter to our Engagement Letter dated October 30, 2003. You have asked SSB to furnish additional services related to several projects that go beyond the scope of the original Engagement. Specifically, you have asked for our help in the following areas:

1.	Additional strategic planning activities, including one or more additional planning sessions; my attendance at the February Board meeting to help present and defend the recommendations developed over the past three months by your management team (with our assistance); and possible assistance in developing slides and other materials for the Board meeting.

2.	Assistance with organizing and facilitating a retreat of hand-picked hospital industry leaders and members of MedCath’s senior management team, to be held this spring in Scottsdale. The purpose of the retreat is to explain MedCath’s new strategy and get feedback and input from the attendees.

3.	A joint planning effort involving MedCath and the Arizona Heart Institute, addressing win/win opportunities for the two organizations; transition planning for AHI; etc.

Chairman: Jacque J. Sokolov, MD
5685 N. Scottsdale Rd., Ste E-100, Scottsdale, AZ 85250
Tel: 480-707-4521 - JJSPSO@aol.com

President: Mike Treacy	Managing Consultant: Chris Schaefer	Managing Consultant: Ted Schwab	Sr. Admin Consultant: Martha Valverde
1287 Tressler Drive	8006 North Bridge Way	16 A - Dudley Avenue	15 Venezia
Fort Washington, PA 19034	Maumee, Ohio 43537	Venice, California 90291	Newport Coast, CA
Tel: 215-542-2412	Tel: 419-865-1948	Tel: 310-401-0068	Tel: 562-595-9595 Ext: 8
miketreacy@att.net	adbeckcons@worldnet.att.net	tjschwab@earthlink.net	hcca@pacbell.net

Addendum to MedCath Engagement Letter
February 5, 2004

The purpose of this Addendum is to address the first two items. The third item will be addressed in a separate “joint” Engagement Letter addressed to you and Ted Diethrich, MD.

Addendum Terms

Additional Strategic Planning Activities

For this category of consulting services, we discussed the following guidelines:

•	For additional planning sessions along the lines of the four that have already taken place (and that were contemplated by the original Engagement Letter), our fee arrangement will be the same as described in that letter—$12,500 per session, which covers preparation, attendance at the session, and documentation of next steps, assignments, etc.

•	For other activities, we will charge on a time and materials basis. For this purpose, we will use hourly consulting rates consistent with our original Engagement Letter. These hourly rates range from $95 for analyst support to $350 for Mike Treacy to $495 for me.

Leadership Retreat

For the leadership retreat, we will charge on a time and materials basis. Hourly rates for people who could potentially be involved in this activity include $75 for Sue Pearce (administrative assistant), $95 for analyst support, $350 for Mike Treacy, and $495 for myself.

Once we get a more defined plan for the retreat, including a more precise indication of the role that you wish SSB to play, and the resources you wish to draw on from SSB, we can provide you with a budget estimate encompassing all activities for the retreat.

Other Terms

All other terms are the same as those set forth in the October 30, 2003, Engagement Letter.

Addendum to MedCath Engagement Letter
February 5, 2004

Closing

If you agree to the terms of this Addendum, please sign both enclosed copies and return one to me as soon as possible.

On behalf of SSB, let me thank you for this opportunity to continue our work with MedCath. We have greatly enjoyed the strategic planning project and are looking forward to the additional activities outlined in this letter.

Sincerely,

SOKOLOV, SOKOLOV, BURGESS

By: Jacque J. Sokolov, MD
Chairman

The undersigned agrees to the engagement of Sokolov, Sokolov, Burgess according to the terms described in this Engagement Letter.

MEDCATH CORPORATION

By:	/s/ John T. Casey	Date:	4/19/04
John T. Casey
President and CEO